SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(f)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  NOTICE OF CHANGE IN THE MAJORITY OF DIRECTORS


Date of Designation Pursuant to Section 14(f) of the Securities Exchange Act of 1934: 10 days after the date of filing of this Notice and transmittal thereof to the Registrant's shareholders.

                        Commission File number: 000-9154
                                    --------


                             PARADIGM HOLDINGS, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


WYOMING                                               83-0211506
-------                                               ----------
(State or Other Jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification Number)

2600 Tower Oaks Blvd., Suite 500, Rockville, Maryland 20852
-----------------------------------------------------------
(Address of principal Executive Offices Zip Code)


Registrant's telephone number, including area code: (301) 468-1200

                             PARADIGM HOLDINGS, INC.
                        2600 Tower Oaks Blvd., Suite 500
                            Rockville, Maryland 20852


INFORMATION STATEMENT PURSUANT TO SECTION 14(f) OF THE SECURITIES
EXCHANGE ACT OF 1934

                  NOTICE OF CHANGE IN THE MAJORITY OF DIRECTORS

                               November ___, 2004

GENERAL

         This Information Statement is being mailed on or about November 142004 to the holders of record of the Common Stock, of Paradigm Holdings, Inc., a Wyoming corporation (the "Company") as of the close of business on November ___, 2004. This Information Statement is being furnished in contemplation of a change in a majority of the members of the Company's Board of Directors as a result of a change in control of the Company. The Company has issued 17,500,000 the Company's Common Stock to the subscribing shareholders in consideration for the acquisition of 100% of the shares of Paradigm Solutions Corp., a Maryland corporation by a wholly owned subsidiary of Paradigm Holdings, Inc.

         Pursuant to the purchase transaction, the Company will have a total of approximately 20,000,000 shares of its Common Stock outstanding, of which approximately 17,500,000 will be owned by the President and Chief Executive Officer, Secretary, and new directors. The balance will be in the public float or owned by the other prior shareholders of the Company, or by other unaffiliated parties. Jeffrey Ploen and Redgie Green have resigned effective 10 days after the mailing of this Notice. Raymond Huger, Frank Jakovac, and Mark Serway will be appointed directors of the Company effective November ____, 2004.

         This Information Statement is required by Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 thereunder. You are urged to read this Information Statement carefully. You are not, however, required to take any action in connection with the Information Statement. NO PROXIES ARE BEING SOLICITED BY THIS NOTICE.

         The information contained in this Information Statement was prepared by the Company except for information concerning the New Directors, which was furnished to the Company by the New Directors. The New Directors assume no responsibility for the accuracy or completeness of the information prepared by the Company.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of November 13, 2004, the Company had outstanding 20,000,000 shares of Common Stock outstanding. Each share entitles the holder to one vote.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 13, 2004, including each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's capital stock as of November 13, 2004. In addition, the number of shares of the Company's Common Stock beneficially owned by each Current Director and officer of the Company, and the number of shares beneficially owned by the Current Directors and executive officers of the Company as a group, as of November 13, 2004, are disclosed below in the second table. The information was furnished to the Company by the identified individuals in public reports. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.


Security Ownership of Certain Beneficial Owners

Name and Address                            Amount and Nature of                Percent of Common
of Beneficial Owner                         Beneficial Ownership                Stock Outstanding
-------------------                         --------------------                ------------------
                                                                                (Post Transaction)
Ray Huger                                   12,145,000                          60%
2600 Tower Oaks Blvd., Suite 500
Rockville, Maryland 20852

Mark Serway                                 0                                   0
2600 Tower Oaks Blvd., Suite 500
Rockville, Maryland 20852

Frank Jakovac                               0                                   0
2600 Tower Oaks Blvd., Suite 500
Rockville, Maryland 20852

Ultimate Investment Corp. &                 1,107,939                           5.5%
Shortline Equity Partners, Inc.
(Beneficially Lance Baller)






Security Ownership of Management

Name of                                     Amount and Nature of                Percent of Common
Beneficial Owner                            Beneficial Ownership                Stock Outstanding
----------------                            --------------------                -----------------

Jeffrey Ploen, Director                     1,054,411                           5.2%

Ray Huger, President, CEO,                  12,145,000                          60%
& Director appointee

Mark Serway, CFO, Secretary,                0                                   0
& Director appointee

NOTE: Post appointment, the following officers or members of senior management will own shares not listed above.

Harry Kaneshiro                             3,395,000                           16%

Samar Ghandry                               1,960,000                           10%

Officers and Directors
as a Group
(post appointment, excluding                17,500,000                          87%
Messrs. Ploen & Green)


                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Current Directors and Executive Officers

         On November 3, 2004, Redgie Green resigned as a Director. Jeffrey Ploen, the sole director and officer, resigned as director of the Company effective 10 days after mailing of this Notice to Shareholders. As part of the transactions contemplated by the Agreement, the members of the Board of Directors after the change of control are expected to be three, namely Ray Huger, Frank Jakovac, and Mark Serway, subject to the mailing of this Notice. Ray Huger is President and Mark Serway is Secretary and CFO.

         Listed below are the Current Directors of the Company, (who have resigned effective ten days after the mailing of this Notice) followed by their business experience:

New Directors and Executive Officers

         The following biographical information concerning the New Directors is provided.

         Ray Huger, President and Chief Executive Officer, established Paradigm Solutions following a very successful 25-year career with IBM. With his solid experience as a senior executive as well as his hands-on expertise in the technical and marketing areas, Ray's understanding of business and technology allowed him to develop a solid infrastructure and business proposition for Paradigm. He is a results-oriented executive known for his business judgment and dynamic management style. Ray successfully established a corporate culture that values performance excellence, customer satisfaction, quality control, and respect for employees.

         Harry Kaneshiro, Senior Vice President, is responsible for overall Company operations. Harry is a former senior executive with both large and medium-sized organizations with a wealth of government contracting experience and business operations expertise. He is a seasoned, people-oriented manager whose attentive management style, close contract oversight, and frequent customer interaction positioned the Company to achieve outstanding contract performance. Harry's strong technical and financial background helps ensure that Paradigm has an effective and highly-efficient service delivery operation.

         Samar Ghadry, Senior Vice President, is responsible for the Company's business development activities. A very creative, skilled executive with diverse experience in the information technology field, Samar has an exceptional track record of business growth and corporate success. She is a hands-on, multi-tasking business professional with keen knowledge of the IT marketplace and a distinctive understanding of customer requirements. Her business savvy and industry expertise have advanced the Company's ability to consistently deliver high- quality solutions that exceed customer expectations.

         Mark A. Serway, Senior Vice President and Chief Financial Officer, has broad senior business and financial management experience in the professional services and manufacturing marketplace that encompasses corporations in both the Government and Commercial sectors having domestic and international operations. His strong and diverse background includes public and private firms with annual revenues ranging from $20 million to $1 billion. Mark brings extensive expertise in business operations, financial forecasting and reporting, M&A, pricing, cash management, contract administration, purchasing, and facilities management.

         Frank Jakovac, President and Chief Operating Officer, leads Paradigm's Business Continuity Services line of business. Frank is a seasoned executive with a successful track record in building companies and positioning them for accelerated growth. With a strong background in business development, leadership, and management, he has earned an industry-wide reputation for integrity, commitment, and success. He has led both products and services companies and was chairman and CEO of a company that became the largest independent disaster recovery provider in the country. Frank is a proactive leader comfortable in both large and small corporate environments with the ability to inspire and motivate people to achieve extraordinary results.

         The New Directors will take office ten days after the mailing of this Notice. The New Directors beneficially collectively own 17,500,000 common shares of the Company. None of the New Directors has been involved in any transaction with the Company or any of its Current Directors or officers that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission prior to the transaction in which the shares specified are issued hereof.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Based on copies of such reports furnished to the Company, there were no reportable untimely filings under Forms 3, 4, or 5 by persons subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, during the last fiscal year.

Executive Compensation

         The following table and notes set forth the annual cash compensation paid to officers by Paradigm Holdings, Inc., a Wyoming corporation during its fiscal years ended December 31, 2003, 2002, and 2001, respectively and in 2004 to date. No other executive officer received compensation in excess of $100,000 in any such year. Directors are not paid compensation.


                                                         Annual Compensation                  Long-Term
                                                                                              Compensation
                                                                                              Awards
Name and                 Fiscal   Salary        Bonus      Other Annual      Restricted       Securities      All Other
Principal Position       Year                              Compensation      Stock            Underlying      Compensation
                                                                             Award(s)($)      Options
--------------------------------------------------------------------------------------------------------------------------
Jeffrey Ploen,           2004     0             0          0                 0                0               0
President, Director      2003     0             0          0                 0                0               0
                         2002     0             0          0                 0                0               0
                         2001     0             0          0                 0                0               0
Denis Iler,              2004     0             0          0                 0                0               0
President &              2003     0             0          0                 0                0               0
Director                 2002     0             0          0                 0                0               0
                         2001     0             0          0                 0                0               0
Robert R. Spatz,         2004     0             0          0                 90,000           0               0
President, Assistant     2003     0             0          0                 0                0               0
Treasurer, &             2002     26,000*       0          0                 0                0               0
Director                 2001     53,500*       0          0                 0                0               0
Don Goddard,             2004     0             0          0                 30,000           0               0
Director                 2003     0             0          0                 0                0               0
                         2002     12,000*       0          0                 0                0               0
                         2001     34,200*       0          0                 0                0               0
Randall L. Reichert,     2004     0             0          0                 10,000           0               0
Director                 2003     0             0          0                 0                0               0
                         2002     38,000*       0          0                 0                0               0
                         2001     87,000*       0          0                 0                0               0







Officers & Directors     2004     0             0          0                 140,000          0               0
as a Group               2003     0             0          0                 0                0               0
                         2002     76,000*       0          0                 0                0               0
                         2001     174,700*      0          0                 0                0               0

*        Includes accruals


LEGAL PROCEEDINGS

         The Company is not a party to any pending legal proceedings, as of date of this report and is no aware of any legal proceedings in which any Director, nominee, officer, or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.


                      COMMITTEES AND MEETINGS OF THE BOARD

         During the fiscal year ended December 31, 2003 and year to November 3, 2004, the Board of Directors held one regular meeting and executed several consents to action in lieu of meetings. All directors attended 100% of the meetings of the Board or executed the unanimous consents.

         The Company has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions, although it plans to form one or more of those committees following the appointment of the New Directors. Prior to closing of the transaction under the Agreement, the Current Directors had not approved any Stock Option Plan.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 3, 2004, Paradigm Holdings, Inc., a Wyoming corporation ("PDHO") entered into an Agreement and Plan of Reorganization with Paradigm Solutions Merger Corp., a Delaware corporation and wholly-owned subsidiary of PDHO (the "Merger Sub"), Paradigm Solutions Corporation, a Maryland corporation ("PSC") and the shareholders of PSC (the "PSC Shareholders"). Pursuant to the Agreement and Plan of Reorganization, the Merger Sub will be merged with and into PSC, which shall be the surviving corporation and continue its existence under the laws of the State of Maryland and shall be a wholly-owned subsidiary of PDHO. In consideration of the Merger, the PSC Shareholders exchanged 14,412 shares of common stock of PSC, which was 100% of the issued and outstanding capital stock of PSC, for 17,500,000 shares of common stock of PDHO.

         Ray Huger, Mark Serway, and Frank Jakovac were issued 17,500,000 shares in conjunction with the above-described transaction.

         Shortline Equity Partners and J. Paul consulting returned to treasury a total of 8,088,000 shares of common stock of the 10,000,000 shares which they had purchased from the Company by subscription in August of 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Notice to be signed on its behalf by the undersigned, thereunto duly authorized.


November 19, 2004                           Paradigm Holdings, Inc.


                                            By: \s\ Raymond A. Huger
                                                --------------------
                                                Raymond Huger, President, CEO, &
                                                Director Appointee